                                                                   Exhibit 10.10

March 23, 2005

TAG Entertainment Corp.
9166 South Santa Monica Blvd., 1st Floor
Beverly Hills, CA 90212

          RE: CONSULTING AGREEMENT BETWEEN TAG ENTERTAINMENT, INC.
              AND TRACY VON VECHREY
              DATED OCTOBER 1, 2004 ("AGREEMENT")

     Pursuant to the terms of this letter, Steve Austin (the "Guarantor"), for good and valuable consideration, and any debtor-in-possession or trustee in bankruptcy which succeeds to the interest of Guarantor, does hereby unconditionally guarantee to TAG Entertainment Corp., TAG Entertainment Inc. and
their successors and assigns (collectively, "TAG") the full and prompt payment, on demand, in lawful money of the United States of America, shares of common stock of TAG Entertainment Corp. now or hereafter beneficially owned by
Guarantor, or otherwise, of any and all amounts payable by TAG to Mr. Tracy Von
Vechrey pursuant to the Agreement referenced above. Guarantor agrees that in the event Mr. Vechrey would have any claim against TAG for any amounts under the
Agreement, Guarantor will pay to TAG or Mr. Vechrey, as Guarantor is directed by
TAG, upon demand, the entire amount of the amounts due to Mr. Vechrey under the
Agreement without any obligation on the part of TAG to endeavor to first pay such amounts to Mr. Vechrey.

     This guaranty is and is intended to be a continuing guaranty of payment and performance independent of and in addition any other guaranty, endorsement, collateral or other agreement held by TAG therefor or with respect thereto, whether or not furnished by Guarantor. Guarantor shall have no right of subrogation with respect to any payments made by Guarantor hereunder until all indebtednesss outstanding, or contracted or committed for (whether or not outstanding), are paid in full. This guaranty is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This guaranty shall be an open and continuous one and shall continue in full force and effect until the termination of the relationship between Mr. Vechrey and TAG as represented by the Agreement and the satisfaction by TAG (or waiver of such performance by Mr. Vechrey) of any obligations for payment thereunder to Mr. Vechrey.

Very Truly Yours,

/s/ Steve Austin
----------------------
Steve Austin